EXHIBIT 23.1


               [Dale Matheson Carr-Hilton Labonte LLP Letterhead]




November 8, 2006



U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F Street, N.E.
Washington, D.C. 20549


     Re: Photomatica, Inc. - Form SB-2 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion in this Form SB-2 Registration Statement:

Our report dated October 31, 2006 to the Stockholders and Board of Directors on the financial statements of Photomatica, Inc. as of July 31, 2006 and April 30, 2006 and for the periods then ended.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,


/s/ DALE MATHESON CARR-HILTON LABONTE
_____________________________________
DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS
VANCOUVER, CANADA